Exhibit 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota USA 55318-3052	NEWS
For additional information contact: Benno Sand-Investor and Financial Media (952) 448-8936
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2010 Financial Results
After quarter-end, the company added approximately $17.6 million of working capital from the successful completion of its public offering of common stock
     MINNEAPOLIS (June 24, 2010)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2010 and for the first nine months ended May 29, 2010.
Fiscal 2010 Third Quarter and First Nine Months
     Sales for the third quarter of fiscal 2010 increased 86 percent to $28.7 million, compared to $15.4 million for the same period in fiscal 2009. The company’s net income for the third quarter of fiscal 2010 was $5.9 million, or $0.18 per share, compared to a net loss of $2.8 million, or $0.09 per share, for the third quarter of fiscal 2009. Third quarter fiscal 2010 financial results included $144,000, or $0.00 per share, of non-cash stock-based compensation charges, compared to $132,000, or $0.00 per share, in the prior year comparable period.
     Sales for the first nine months of fiscal 2010 increased 71 percent to $62.2 million, compared to $36.3 million for the same period of fiscal 2009. The company’s net income for the first nine months of fiscal 2010 was $6.4 million, or $0.20 per share, as compared to a net loss of $17.6 million, or $0.57 per share for the first nine months of fiscal 2009. The financial results for the first nine months fiscal 2010 included $1.3 million, or $0.04 per share, of non-cash stock-based compensation charges, compared to $331,000, or $0.01 per share, in the prior year period.
Balance Sheet
     As of the end of the fiscal 2010 third quarter, the company had approximately $76.3 million in assets, including $12.0 million in cash, restricted cash, cash equivalents and long-term securities. The company had a current ratio of 3.2 to 1.0 and a book value of $1.81 per share at the end of the fiscal 2010 third quarter. After quarter end, the company successfully completed a public offering of common stock. Net proceeds from the sale of the shares, after underwriting discounts and commissions and other offering expenses, were approximately $17.6 million.
Outlook
     The company expects fourth quarter orders of $27.0 to $30.0 million as compared to $29.5 million in the third quarter of fiscal 2010.* Based on backlog and deferred revenue levels at the end of the third quarter and expected fourth quarter orders, the company expects fourth quarter fiscal 2010 revenues to be approximately $27.0 to $30.0 million as compared to $28.7 million in the third quarter of fiscal 2010.*
     Based upon anticipated gross profit margins and the operating expense run rate, the company expects net income of approximately $5.0 to $6.0 million for the fourth quarter.* The company expects to generate $5.0 to $7.0 million of net cash from operating activities in the fourth quarter, after using approximately $2.4 million in the third quarter, as we manage accounts receivable and inventory.*
Conference Call Details
     FSI investors have the opportunity to listen to management’s discussion of its third quarter financial results on a conference call at 3:30 p.m. CT today. In addition, the company will discuss third quarter accomplishments, review expected fourth quarter financial performance guidance and discuss today’s new order announcement. The company invites all those interested to join the conference by calling 888.989.4619 and entering access code 8461354. For those who cannot listen to the live broadcast, a replay will be available shortly after the conference by calling 866.515.1601
About FSI
          FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and cryogenic aerosol technologies, customers are able to achieve their process performance, flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com, or call Benno Sand, 952.448.8936.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
          This press release contains certain “forward-looking” statements (*), including, but not limited to expected orders, expected receipt of follow-on orders, expected revenues, expected financial results, expected cash generation and other expected financial performance for the fourth quarter of fiscal 2010. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual report, 10-Q quarterly reports and our form 424B5 prospectus supplement. The company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
				May 30,
	May 29, 2010	May 30, 2009	May 29, 2010	2009
Sales	$28,653	$15,424	$62,195	$36,308
Cost of goods	14,930	11,111	33,863	26,161

Gross margin	13,723	4,313	28,332	10,147
Selling, general and administrative expenses	4,716	3,907	12,777	15,635
Research and development expenses	3,398	3,075	9,417	12,099

Operating income (loss)	5,609	(2,669)	6,138	(17,587)
Interest and other income (expense), net	345	(69)	381	133

Income (loss) before income taxes	5,954	(2,738)	6,519	(17,454)
Income tax expense	90	70	100	98

Net income (loss)	$5,864	$(2,808)	$6,419	$(17,552)

Income (loss) per share — basic	$0.18	$(0.09)	$0.20	$(0.57)

Income (loss) per share — diluted	$0.18	$(0.09)	$0.20	$(0.57)

Weighted average common shares
Basic	32,160	31,160	31,905	31,016
Diluted	32,606	31,160	32,211	31,016
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	May 29, 2010	Aug. 29, 2009
Assets

Current assets
Cash, restricted cash and cash equivalents	$7,674	$7,578
Receivables, net	19,015	8,697
Inventories	24,676	21,171
Other current assets	4,856	4,334

Total current assets	56,221	41,780

Property, plant and equipment, net	13,727	15,147

Long-term securities	4,364	4,458
Investment	460	460
Other assets	1,564	1,840

Total assets	$76,336	$63,685

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$7,814	$3,170
Deferred profit*	2,473	2,362
Customer deposits	222	12
Accrued expenses	6,896	6,972

Total current liabilities	17,405	12,516

Long-term liabilities	567	512

Total stockholders’ equity	58,364	50,657

Total liabilities and stockholders’ equity	$76,336	$63,685

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Nine Months Ended
	May 29, 2010	May 30, 2009
Sales by Area

United States	44%	30%
International	56%	70%

Cash Flow Statement

Capital expenditures	$541	$158
Depreciation	1,961	2,625
Amortization	—	61

	As of
	May 29,	May 30,
	2010	2009
Miscellaneous Data

Total employees, including contract	286	274
Book value per share	$1.81	$1.62
Shares outstanding	32,243	31,160
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